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                                                                                                       Exhibit 11


                              DIMON and Subsidiaries
                     Computation of Earnings Per Common Share


                                                                                 YEAR ENDED JUNE 30
                                                                      ________________________________________________
(in thousands, except per share data)                                    1997               1996               1995
======================================================================================================================
PRIMARY
EARNINGS
  Income (loss) before extraordinary item                              $77,173            $ 39,870           $(30,165)
    Extraordinary item                                                       0               1,400                  -
                                                                       _______            _________          _________
  Net Income (Loss)                                                    $77,173            $ 41,270           $(30,165)
                                                                       =======            =========          =========


SHARES
  Weighted average number of common shares outstanding                  42,850              39,560             38,070
  Shares applicable to stock options, net of shares assumed
    to be purchased from proceeds at average market price                  326                 111                 30
                                                                       _______            _________          _________
  Average Number of Shares Outstanding                                  43,176              39,671             38,100
                                                                       =======            =========          =========


EARNINGS PER SHARE
  Income (loss) before extraordinary item                                $1.79               $1.00              $(.79)
  Extraordinary item                                                       .00                 .04                  -
                                                                       _______            _________          _________
  Net Income (Loss)                                                      $1.79               $1.04              $(.79)
                                                                       =======            =========          =========


ASSUMING FULL DILUTION
EARNINGS
  Income (loss) before extraordinary item                             $ 77,173           $  39,870           $(30,165)
  Add after tax interest expense applicable to 6 1/4%
    Convertible Debentures issued April 1, 1997
    for 1997 and 7 3/4% convertible debentures issued
    June 3, 1993 for 1996 and 1995                                       1,151               1,765              2,674
                                                                       _______            _________          _________
  Income (loss) before extraordinary item                               78,324              41,635            (27,491)
  Extraordinary item                                                         -               1,400                  -
                                                                       _______            _________          _________
  Net Income (Loss) as Adjusted                                       $ 78,324           $  43,035           $(27,491)
                                                                       =======            =========          =========


SHARES
  Weighted average number of common shares outstanding                  42,850              39,560             38,070
  Shares applicable to stock options, net of shares assumed
    to be purchased from proceeds at the greater of average
    market price or ending market price                                    564                 162                 83
  Assuming conversion of 6 1/4% Convertible Debentures in
    1997 and 7 3/4% convertible debentures in 1996 and 1995
    at the beginning of each period                                      1,068               2,742              4,202
                                                                       _______            _________          _________
  Average Number of Shares Outstanding                                  44,482              42,464             42,355
                                                                       =======            =========          =========


EARNINGS PER SHARE
  Income (loss) before extraordinary                                     $1.76              $ .98              $(.65)
  Extraordinary item                                                       .00                .03                  -
                                                                       _______            _________          _________
  Net Income (Loss) as Adjusted                                          $1.76              $1.01              $(.65)
                                                                       =======            =========          =========


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